EXHIBIT 77Q1

                                    EXHIBITS

(a)(1) Form of Certificate of Amendment to Declaration of Trust- incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(e)(1) Form of Amended and Restated Investment Management Agreement with ING Investments, LLC- incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September
23. 2002.

(e)(2) Form of Investment Management Agreement with ING Investments, LLC-incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(e)(3) Form of Investment Management Agreement with ING Investments, LLC-incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(e)(4) Form of Investment Management Agreement with ING Investments, LLC-incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23. 2002.

(e)(5) Form of Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. (ING Research Enhanced Index Fund)- incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.

(e)(6) Form of Sub-Advisory Agreement between ING Investments, LLC and Clarion CRA Securities, L.P. (ING Real Estate Fund)- incorporated herein by reference to Post-Effective Amendment No 30 to the Registrant's Registration Statement on Form N-1A filed on September 23, 2002.